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                                                                     EXHIBIT 3.2
                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION


         EL PASO MANAGEMENT, L.L.C. (the "Company"), a limited liability company formed under the Delaware Limited Liability Company Act (the "Act"), for the purpose of amending the Certificate of Formation of the Company pursuant to
Section 18-202 of the Act, hereby certifies that:

         1. The name of the limited liability company is El Paso Management, L.L.C.

         2. The Company's Certificate of Formation is hereby amended as follows:

               "First:     The name of the LLC formed hereby is:

                           El Paso Energy Management, L.L.C."

         IN WITNESS WHEREOF, the undersigned, being an authorized person, has executed this Certificate of Amendment as of July 30, 2002.


                                       EL PASO ENERGY PARTNERS COMPANY




                                       By: /s/ David L. Siddall
                                          --------------------------------------
                                                    David L. Siddall
                                                     Vice President